Exhibit 10.2
COUNTRYWIDE FINANCIAL CORPORATION
2006 Equity Incentive Plan
Stock Appreciation Rights Award Agreement
     The Participant specified below has been granted these Stock Appreciation Rights (“SARs”) by Countrywide Financial Corporation, a Delaware corporation (the “Company”) under the terms of the Countrywide Financial Corporation 2006 Equity Incentive Plan (the “Plan”). The SARs shall be subject to the following terms and conditions set forth herein as well as the terms of the Plan (the “SAR Terms”).
     Section 1. Award. In accordance with the Plan, the Company hereby grants to the Participant these SARs which represent the right to receive the aggregate dollar value of appreciation (“Appreciation”) in the Fair Market Value of the Company’s Stock, par value [$___] per share, on the number of shares (the “Covered Shares”) set forth on the SAR Statement (the “Statement”) linked electronically hereto. The Appreciation shall be computed by multiplying (A) the excess, if any, of (i) the Fair Market Value of a share on the exercise date, over (ii) the Fair Market Value of a share or a related option, as the case may be, on the Grant Date (the “Grant Price”), times (B) the number of Covered Shares settled. The Appreciation shall be payable by the Company only in [Shares OR cash OR combination]. These SARs are in all respects limited and conditioned as provided herein. Except where the context clearly implies to the contrary, any capitalized terms in this SAR shall have the meaning ascribed to them under the Plan.
     Section 2. Terms of Award. The following words and phrases relating to the grant of the SARs shall have the following meanings:
          (a) The “Participant” is the individual recipient of the SAR Award on the specified Grant Date.
          (b) The “Grant Date” is [                                        ].
          (c) The number of “Covered Shares” is the number of Company Shares awarded to the Participant on the Grant Date as reflected in the corporate records and set forth on the Statement.
          (d) The Grant Price” is $[                    ] per share.
     Section 3. Vesting. Subject to the limitations of the SAR Terms, each installment of Covered Shares of the SAR (“Installment”) shall become vested and exercisable on after the “Vesting Date” for such SAR as described in the following scheduled (but only if the Participant’s Termination of Service has not occurred before the Vesting Date):

VESTING DATE
INSTALLMENT	APPLICABLE TO INSTALLMENT
[___] of Covered Shares	[___]
[___] of Covered Shares	[___]
[___] of Covered Shares	[___]
          (a) Notwithstanding the foregoing provisions of this Section 3, the SAR shall become fully exercisable upon the earliest of the following events to occur: (i) a Change of Control that occurs on or before the Participant’s Termination of Service; or (ii) the Participant’s Termination of Service as a result of the Participant’s Death, Disability or Retirement.
          (b) The SAR may only be exercised on or after the Participant’s Termination of Service only as to that portion of the Covered Shares for which it was exercisable immediately prior to the Participant’s Termination of Service, or became exercisable on the date of the Participant’s Termination of Service.
     Section 4. Expiration Date. The SAR shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date. The “Expiration Date” shall be the earliest to occur of:
          (a) the date of the Participant Termination of Service due to Cause;
          (b) the five-year anniversary of the Grant Date;
          (c) the twelve (12) month anniversary of the Participant’s Termination of Service if the Termination of Service occurs due to Death, Disability or Retirement; or
          (d) the three (3) month anniversary of the Participant’s Termination of Service if the Termination of Service occurs for reasons other than Death, Disability, Retirement or Cause; provided, however, that if the Participant returns to employment with, or as a director or consultant to, the Company, within three (3) months after the Termination of Service, such termination shall have no effect on the SAR and the Participant shall have the same number of shares and the same vesting schedule as set forth in this Agreement.
          Notwithstanding the foregoing provisions of this Section 4(d), in the event a Participant dies during the periods provided for in subsections (c) or (d) above, the SAR shall not expire, and shall remain exercisable, until the one (1) year anniversary of the date of Death, but in no event beyond the expiration date provided in subsection (b) above.
     Section 5. Settlement.
          (a) Method of Exercise. Subject to the SAR Terms and the Plan, the SAR may be exercised in whole or in part by filing an exercise notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date. The notice requirement may only be satisfied by (i) provided, however, the Committee shall retain the right to limit or expand the method of exercise to any one or more of the above methods with respect to any individual Participant or group or class of Participants. Such notice shall specify the number of Covered Shares which the Participant elects to exercise the SAR rights. In the event this SAR is exercised by any person or persons after the legal disability or Death of the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this SAR.
          (b) Payment of Appreciation. As soon as practicable following the exercise of all or a portion of the SAR, the Company shall deliver to the Participant the Appreciation [in cash] OR [in shares of Common Stock, based on the Fair Market Value of such shares on the date of exercise, less any shares to satisfy withholding obligations. The certificate or certificates for the number of shares of Common Stock so determined shall be registered in the name of the person or persons so exercising this SAR (or, if this SAR shall be exercised by the Participant and if the Participant shall so request in the notice exercising this SAR, shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship or a trust established by the Participant for estate planning purposes) and shall be delivered as provided above to or upon the written order of the person or persons exercising this SAR. All shares of Common Stock that shall be delivered upon the exercise of this SAR as provided herein shall be fully paid and non-assessable by the Company.]
     Section 6. Withholding. The settlement of the SARs is subject to withholding of all applicable taxes.
     Section 7. Rights of the Participant. The Participant shall not be, or deemed to be, for any purpose, the owner of any Covered Shares subject to any SARs.
     Section 8. Transferability of SAR. This SAR, or a portion thereof, may be transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family (such transferee being a “Participant”), subject to the terms and conditions of the Plan. No SAR is transferable by the Participant other than by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant. It may not be assigned, transferred (except as aforesaid), pledged or hypothecated by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge or hypothecation, or other disposition of this SAR contrary to the provisions hereof, and the levy of any attachment or similar process upon this SAR, shall be null and void and without effect. Notwithstanding the above, an SAR may be assigned, transferred, pledged or hypothecated by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
     Section 9. Heirs and Successors. The SAR Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been settled or distributed, respectively, at the time of the Participant’s Death, such rights shall be settled and payable to the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee on the form found in HRCentral, or such other form as the Committee may require. The designation of beneficiary form may be amended or revoked from time to time by the Participant. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been payable to the Participant and shall be payable to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the settlement of Designated Beneficiary’s rights under this Agreement, then any rights that would have been payable to the Designated Beneficiary shall be payable to the legal representative of the estate of the Designated Beneficiary.
     Section 10. Administration. The authority to manage and control the operation and administration of the SAR Terms and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to the SAR Terms as it has with respect to the Plan. Any interpretation of the SAR Terms or the Plan by the Committee and any decision made by it with respect to the SAR Terms or the Plan are final and binding on all persons.
     Section 11. Plan Governs. Notwithstanding anything in the SAR Terms to the contrary, the SAR Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and the SAR Terms are subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Notwithstanding anything in the SAR Terms to the contrary, in the event of any discrepancies between the corporate records and the Statement, the corporate records shall control.
     Section 12. Not An Employment Contract. The SARs will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.
     Section 13. Amendment. The SAR Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.
     Section 14. Section 409A Amendment. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A. Participant’s acceptance of this Award constitutes acknowledgement and consent to such rights of the Committee.
     Section 15. Statement and Modifications. The SAR granted to the Participant under the SAR Terms set forth in this Agreement shall be set forth on the Statement. The Participant hereby acknowledges and agrees that the Statement may be revised from time to time by the

Company to reflect additional grants of SARs, exercises of SARs and any permitted modifications to the Plan and SARs granted thereunder. Unless the Participant provides written notice to the Company’s SAR Administrator within thirty (30) days of receipt of the Statement at the principal office of the Company in Calabasas, California, or such other addresses as may be communicated to the Participant, the Statement (including any revisions incorporated therein) shall be binding on the Participant, without further notice to or acknowledgement by the Participant. If no notice is received from the Participant within the thirty (30) day period, then the Participant shall be deemed to have acknowledged that the Statement is binding with respect to the information contained therein.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date and, by clicking the Accept Button below, the Participant acknowledges acceptance of the terms and conditions of this Agreement.

COUNTRYWIDE FINANCIAL CORPORATION

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